BUSINESS LOAN AGREEMENT

This BUSINESS LOAN AGREEMENT is entered into as of the 1st day of February, 2000, by and between H BAR C, INC., a Delaware corporation (the "Company"), and LOS ANGELES COMMUNITY DEVELOPMENT BANK (Not a Commercial Bank), a California corporation licensed under the California Finance Lenders Law, Division 9 ("Lender").

The loan represented by the Note, as defined herein, is made pursuant to the California Finance Lenders' Law, Division 9 (commencing with Section 22000) of the California Financial Code. FOR INFORMATION, CONTACT THE DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA (Reference No. 603-4580).

WHEREAS, Shootout Mountain Outfitters and Dry Goods, Inc., a North Carolina corporation ("Shootout Mountain") is currently in default on its promissory notes dated October 7, 1997, in the amount of $200,000.00, and November 20, 1997, in the amount of $616,387.63, both made pursuant to that certain Amended and Restated Business Loan Agreement dated as of October 7, 1997, between Shootout Mountain and Lender;

WHEREAS, Roger Cook and Mary-Elizabeth D. Wallenius
("Guarantors") are in default of their guaranties, each in the amount of $850,000.00, of the indebtedness of Shootout Mountain to Lender;

WHEREAS, Lender and the Company have agreed that, in exchange for the Company's performance of the terms and conditions of this Agreement, and the release by Shootout Mountain and Guarantors of claims against Lender, Lender will release Shootout Mountain and Guarantors from their obligations to Lender recited above;

THEREFORE, to induce Lender to extend credit and financial accommodations to the Company and for good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the parties hereto agree as follows, intending to be legally bound.

SECTION 1. DEFINITIONS AND GENERAL RULES. The following definitions and general rules will apply hereto:

1.1  General Rules.  For the purposes of this Agreement:

(1) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in Section 1 and will include the plural as well as the singular.
Additional definitions may be found in the preamble and throughout this Agreement;

(2) All accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied;

(3) The words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision;

(4) Any reference to any financing document or other document shall include such document both as originally executed and as it may from time to time be renewed, restated, supplemented or modified. References herein to Sections or Exhibits shall be construed as references to this Agreement unless a different document is named. References to subsections or paragraphs shall be construed as references to the same section in which the reference appears. References to "including" shall be construed to mean "including without limitation"; and

(5) All Exhibits to this Agreement, as now existing and as the same may from time to time be supplemented and modified, are incorporated herein by this reference.

1.2 Definitions. As used in this Agreement, the following terms will have the following meanings unless the context requires otherwise:

(1) "Affiliate" of a Person means any Person that or who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through voting power, by contract or otherwise.

(2) "Agreement" means this Business Loan Agreement as originally executed or hereafter amended, together with the HUD
Addendum and all exhibits and schedules attached to this Agreement.

(3)  "Business Day" means a day (other than Saturday,
Sunday or a legal holiday) on which banks in Los Angeles, California, are open for business.

(4)  "Call Option" has the meaning assigned to it in Section 4.2.

(5)  "CERCLA" means the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended.

(6)  "City Target Area" has the meaning assigned to it in the HUD Addendum.

(7) "Closing" means the execution and delivery to Lender of this Agreement and all Related Documents, the recording and filing of such Related Documents as required under this Agreement, and the Company's issuance of the Shares to Lender as required under this Agreement.

(8)  "Closing Date" means the Closing Date established pursuant to
Section 8.1 below and effectuated pursuant to Section 8.4 below.

(9)  "Collateral" means the properties and assets described in Section
3.4 hereof.

(10)  "Company" means H BAR C, INC.

(11) "Default" means any event specified in Section 7.1 of this Agreement, regardless of whether any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

(12) "Empowerment Zone" means that certain area of the City of Los Angeles defined and described as the City of Los
Angeles Supplemental Empowerment Zone in Exhibit 1.2(12) hereto, which is incorporated herein by this reference.

(13)  "ERISA" means the Employment Retirement Income
Security Act of 1974, as amended from time to time.

(14)  "Event of Default" means any event specified in
Section 7.1 of this Agreement, provided that any requirement in connection with such event for the giving of notice or lapse of time or any other condition has been satisfied.

(15) "Guaranties" means the guaranties, given by Guarantors to Lender, each in the amount of $850,000.00, of the indebtedness of Shootout Mountain to Lender;

(16)  "Guarantors" means Roger Cook and Mary-Elizabeth D. Wallenius.

(17) "Hazardous Substances" means any substance, chemical, waste or other material that is listed, defined, or otherwise identified as hazardous, toxic or dangerous under CERCLA, SARA, the Hazardous Materials Transportation Act, 49
U.S.C. Section 1801 et seq., the Resource Conversion and Recovery Act, 42 U.S.C. Section 6901 et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100 et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing or under any other applicable law, regulation or order of any governmental body; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, and "source", "special nuclear", and by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C Section 3011 et seq.

(18)  "HUD" means the U.S. Department of Housing and Urban Development.

(19) "HUD Addendum" means that certain HUD Addendum to Loan Agreement, including all appendices and exhibits thereto, attached hereto and executed concurrently herewith.

(20) "Indebtedness" means the total liabilities of a Person calculated in accordance with generally accepted accounting principles consistently applied.

(21)  [This section intentionally left blank.]

(22)  "Lender" means Los Angeles Community Development
Bank (Not a Commercial Bank), and its successors and assigns.

(23) "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that it or he has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

(24) "Note" means a promissory note to Lender, substantially in the form attached hereto as Exhibit 1.2(24), to be executed by the Company, as the same may be renewed, extended or rearranged at any time.

(25)  "Obligations" means the obligations and
liabilities of the Company to Lender evidenced by the Note and any and all other Indebtedness, liabilities and obligations whatsoever of the Company to Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise; its being contemplated by the parties hereto that the Company may become indebted to Lender in further sum or sums.

(26) "Permitted Liens" means: (i) liens and security interests securing Indebtedness owed by the Company to Lender;
(ii) liens for taxes, assessments, or similar charges not yet due; and (iii) any other liens and security interests that, as of the date of this Agreement, have been disclosed to and approved in writing by Lender.

(27) "Person" means any corporation, partnership, trust, estate, individual, unincorporated business entity or governmental department, administrative agency or instrumentality.

(28) "Plan" means any plan subject to Title IV of ERISA and maintained by the Company or any Subsidiary or any such plan to which the Company or any Subsidiary is required to contribute on behalf of its employees.

(29)  "Put Option" has the meaning assigned to it in Section 4.1.

(30)  "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, 12 C.F.R., Part 221.

(31)  "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, 12 C.F.R., Part 224.

(32) "Reimbursement Note" means a promissory note to Lender, substantially in the form attached hereto as Exhibit
1.2(32), to be executed by the Company, as the same may be renewed, extended or rearranged at any time.

(33)  "Related Documents" means the HUD Addendum, the
Note, the Reimbursement Note, the Security Agreement, together with all financing statements and other documents necessary for recordation of the same or perfection of the liens, mortgages and security interests granted thereby.

(34)  "SARA" means the Superfund Amendments and
Reauthorization Act of 1986, as now existing or hereafter amended.

(35) "Security Agreement" means a security agreement, in substantially the form attached hereto as Exhibit 1.2(35), to be executed on behalf of the Company.

(36) "Shares" means 250,000 shares of the Company's common stock, to be issued to Lender at the Closing.

(37)  "Shootout Mountain" means Shootout Mountain Outfitters and Dry
Goods, Inc.

(38) "Shootout Mountain Related Documents" has the meaning assigned to the term "related documents" in the Amended and Restated Business Loan Agreement dated as of October 7, 1997, between Shootout Mountain and Lender, and includes the Guaranties.

(39) "Subordinated Indebtedness" means the Indebtedness of a Person, calculated in accordance with generally accepted accounting principles consistently applied, heretofore or hereafter incurred, that, by the express terms of the instrument evidencing or creating such Indebtedness or by the terms of a subordination agreement in form and substance satisfactory to Lender, is validly and effectively made subordinate and subject in right to payment, to whatever extent Lender may require, to the prior payment of the Note to Lender.

(40) "Subsidiary" means any corporation of which more than 50 percent of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and, or, one or more of its Subsidiaries.

SECTION 2. REPRESENTATIONS AND WARRANTIES. The Company represents, warrants and agrees as follows:

2.1 Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly licensed, qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such licensing and qualification, and has all powers and all permits, consents and authorizations necessary to own and operate its properties and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by the Company, the borrowings under this Agreement and the execution and delivery of the Related Documents and the several agreements and instruments contemplated thereby, (i) have been duly authorized by proper corporate proceedings, and (ii) will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Incorporation or Bylaws of the Company, or of any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree, binding upon the Company. No consent of the Company's shareholders or any holder of any Indebtedness of the Company is required as a condition to the validity of this Agreement. This Agreement, the Related Documents and the several agreements and instruments contemplated thereby, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company in accordance with their respective terms.

2.2 Financial Statements. The Company will not commence business until after the Closing Date, and, as of the Closing has no debt that is secured by any assets of the Company; and therefore has no financial statements at December 31, 1999, or related statements of income and retained earnings and changes in financial position or results of operations or changes in its financial position for the year then ended.

2.3 Governmental Approvals. No approvals of any governmental department, administrative agency, instrumentality or authority having jurisdiction over the Company are necessary to permit the Company to enter into this Agreement and the Related Documents, to borrow hereunder and to grant security and guaranty as provided herein.

2.4 Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court, governmental department, administrative agency or instrumentality which, if such action, suit or proceeding were adversely determined, (i) would subject the Company to any liability not fully covered by insurance, or
(ii) would materially adversely affect the financial position or the results of operations of the Company or its businesses or the ability of the Company to perform its obligations under this Agreement or the Related Documents.

2.5 No Event of Default. No Default or Event of Default has occurred and is continuing.

2.6  Properties.   The Company has and will continue to have
good and indefeasible title to all of its assets and properties, free and clear of all liens, mortgages, security interests and other encumbrances, except as provided herein.

2.7 Investment Company Act of 1940. The Company is not an investment company within the meaning of the Investment Company
Act of 1940.

2.8 Tax Returns. The Company has filed all United States tax returns and all city, state and foreign tax returns required to be filed by it and has paid, or made provisions for the payment of, all taxes which have become due pursuant to any such return or pursuant to any assessment received by the Company, except such taxes and assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, and such returns properly reflect any United States income tax, foreign tax, state tax and city tax of the Company for the periods covered thereby.

2.9 Liens and Security Interests. The security interests, mortgages and liens attaching to the Collateral will constitute at all times valid, perfected and enforceable first priority security interests, mortgages and liens in favor of Lender, subject to no prior or superior lien, mortgage, security interest or other encumbrance, except as permitted in this Agreement. Before executing the Note, the Company will have taken, or will have participated with Lender in taking, all necessary action (including making all necessary filings) to provide Lender with first priority perfected security interests, mortgages and liens in the Collateral (other than Collateral subject to Permitted Liens) under the laws of all applicable jurisdictions.

2.10 Availability of Records. The Company will permit any representative, accountant, officer, employee, or attorney of Lender to (i) visit and inspect any of the properties of the Company, (ii) examine the books and financial records of the Company, and (iii) discuss the affairs, finances and accounts of the Company with its officers and independent certified public accountants, all at such reasonable times and during reasonable business hours, and as often as Lender may deem necessary. As of the date of this Agreement, the Company's place of business is located at 14600 South Main Street, Gardena, California 90248. Unless the Company has designated otherwise in a writing accepted by Lender in writing, this location is also the office or offices at which the Company keeps all of its records concerning the Collateral.

2.11 Regulations U and X. No part of the proceeds received by the Company hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purpose of purchasing or carrying, any "margin stock," as such term is defined in Regulation U. No part of the proceeds received by the Company from the loans made hereunder will be used for any purpose that violates Regulation X.

2.12 Subsidiaries. The Company has no Subsidiaries or investments in any Person.

2.13 ERISA. The Company is in compliance in all material respects with the applicable provisions of ERISA and, to the best of the Company's knowledge, no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Company.

2.14 Solvency. Upon the receipt of the capital of capital contemplated in Section 6.2(f), the Company (i) will have assets with a present fair value that exceeds the amount that will be required to pay the probable liability on existing debts as they become absolute and matured; (ii) anticipates that it will be able to meet its debts as they mature, and (iii) will have adequate capital to conduct the businesses in which it is engaged.

2.15 Hazardous Substances. (a) During the period of ownership, possession or use of any real or personal property by the Company, whether prior to or during the tern of this Agreement (collectively referred to herein as the "properties"), there has been and will be no use, generation, manufacture, storage or treatment, or "disposal," "release" or "threatened release," as those terms are defined in statutes referred to in Section 1.2(17) herein, of any Hazardous Substance by any Person on, under, about or from any of the properties; (b) the Company has no knowledge of, or reason to believe that there has been, (i) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any Person on, under, about or from any of the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (c) neither the Company, the Partnership, nor any tenant, contractor, agent, or other authorized users of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any Hazardous Substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described in
Section 1.2(17) above. The Company authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this paragraph. Any inspections or tests made by Lender shall be at the Company's expense and for Lender's purposes only, and shall not be construed to create any responsibility or liability on the part of Lender to the Company or to any other Person, nor shall Lender's failure to inspect the properties constitute a waiver of any of Lender's rights or the Company's obligations hereunder. the representations and warranties contained herein are based on the Company's due diligence in investigating the properties for Hazardous Substances. The Company hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event the Company becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses, including attorneys' fees and costs, that Lender may directly or indirectly sustain or suffer resulting from a breach of this paragraph of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to the Company's ownership or interest in the properties, whether or not the same was or should have been known to the Company. The provisions of this Section
2.15 of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness of the Company hereunder and the termination or expiration of this Agreement, and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

2.16 Information. There is no fact that the Company has not disclosed to the Lender in writing that materially and adversely affects, or, so far as the Company can now foresee to the best of its knowledge and belief, is reasonably likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Company or its properties, or the ability of the Company to perform this Agreement. All information furnished by the Company to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of the Company to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. If the Company discovers that any information previously furnished by it to Lender was not true and accurate in any material respect, it will immediately provide Lender with information necessary to make the previously provided information true and accurate; however, by accepting such information, Lender does not waive any Event of Default or any rights it may have with respect to the materially untrue, inaccurate or misleading information previously provided.

2.17 Stock. As of the Closing Date, the Company shall have only one class of shares of its stock, which shall be common voting shares.

2.18 Material Adverse Change. As of the Closing Date, there shall not have occurred, in Lender's sole and absolute judgment, a material adverse change in the business, operations, properties, assets, liabilities, financial condition or prospects of the Company or in the value of any Collateral, excepting damage and/or diminution to material stored at 14600 South Main Street, Gardena, California, that Lender and the Company are aware of.

2.19  Survival of Representations and Warranties.
Notwithstanding the fact that Lender is or may engage in some investigation and review of the Company's affairs, the Company understands and agrees that Lender is relying and shall be entitled to rely upon the above representations and warranties in making the loans represented by the Notes; and any such investigation or review shall not limit Lender's rights and remedies hereunder, under any Related Document or under applicable law. The Company further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as (i) the Company's Indebtedness shall be paid in full, (ii) the earlier of
(A) the date that the Lender cease to own any of the Shares or (B) the expiration of the Put Option, or (iii) this Agreement shall have been terminated in the manner provided above, whichever is the last to occur. The Company agrees and acknowledges that the granting, renewing, or extending of any loan by Lender at all times shall be at Lender's sole judgment and discretion.

SECTION 3.  THE LOAN.

3.1 The Note. Subject to, and upon the terms, conditions, covenants and agreements contained herein, at the time of the Closing, the Company shall execute the Note evidencing the Company's obligation to pay to the Lender the sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) in seven monthly installments. The Note will be secured by the Collateral pursuant to the Security Agreement

All renewals, extensions, modifications and rearrangements of the Note, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification or rearrangement date, all of the representations, warranties, covenants and agreements set forth herein.

3.2 Optional Prepayments. The Company, at its option, without notice, premium or penalty, may prepay the Note in full at any time or from time to time in part. Prepayment of the Note shall not in any way affect Lender's rights or obligations under
Section 4 of this Agreement.

3.3  Payments.

(a) All payments of principal of and interest on the Note shall be made to Lender at its office set forth in Section 10.7.

(b) Whenever any payment of principal of or interest on the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall be payable for such extended time at the rate of interest with respect thereto in effect at the due date.

3.4  Security.

(a) Payment of the Note and the performance of the covenants set forth in this Agreement will be secured, directly or indirectly, by a first priority (except in the case of Permitted Liens) perfected security interest, mortgage, assignment or lien, as the case may be, in and upon the following described property and assets (the "Collateral"): All of the Company's assets, including present and future accounts, inventory, equipment, fixtures, documents, instruments, general intangibles (including goodwill, trademarks, service marks and trade names, trade secrets and other intellectual property), chattel paper (as such terms are defined in the California Commerce Code as presently enacted or hereafter amended (the "UCC")), notes receivable, drafts, acceptances and contract rights now owned or existing and hereafter acquired or arising, wherever located, and all the proceeds thereof, which property and assets are more particularly described in, and which security interests will be evidenced by, the Security Agreement.

(b) The Company agrees to execute, acknowledge and/or deliver to Lender such instruments, mortgages, chattel mortgages, deeds of trust, security agreements, statements, assignments and financing statements, in form and substance acceptable to Lender as in the good faith and discretion of counsel for Lender may be necessary to enforce, grant to Lender and perfect in the United States the security interests, liens, assignments and mortgages on the Collateral.

SECTION 4.  THE SHARES.

4.1  Put Option.  On or before September 1, 2000, the
Company will notify Lender by writing sent to the offices of Lender set forth in Section 10.7 that Lender shall have 60 calendar days to elect to sell all or part of the Shares to the Company (the "Put Option") at a price of Four Dollars ($4.00) per share. In the event that the notice is not made by September 1, 2000, the price of the Put Option shall increase by $.05 effective October 1, 2000, and shall increase by an additional $.05 every 30 days thereafter until such notice is made. Lender shall exercise the Put Option by sending the notice in the form of Exhibit 4.1 to the Company in the manner specified in Section
10.7. The Put Option will expire if Lender sells all of its Shares, or if Lender sells less than all of its Shares and receives total compensation equaling or exceeding the amount it would have received from the Company had the Put Option been exercised on all of the Shares at the price of the Put Option in effect on the date the Bank receives such total compensation. In the event that Lender intends to sell any Shares (other than to the Company) prior to expiration of the Put Option, Lender will notify the Company of such intent not less than 48 hours prior to effecting or becoming contractually committed to effecting such sale; and, within 10 days after any such sale, will provide the Company with confirmation of effectiveness of the sale and the price of at which such Shares were sold.

4.2 Call Option. In the event that Lender does not elect to sell all of the Shares to the Company pursuant to Section 4.1, the Company shall have the right to purchase any remaining Shares from Lender at a price of Eight Dollars ($8.00) per share until a date that is twenty-four (24) months after the Closing Date (the "Call Option"). The Company shall exercise the Call Option by sending the notice in the form of Exhibit 4.2 to the Lender in the manner specified in Section 10.7. If the notice specified in section 4.1(a) is not made on or before September 1, 2000, the Call Option shall be canceled.

4.3 Payment for Shares by the Company. Lender shall receive payment in immediately available funds from the Company for Shares purchased by the Company pursuant to Sections 4.1 or
4.2 within ten (10) business days after the notice required pursuant to Section 4.1 or 4.2, respectively, is sent.

4.4 Change in Corporate Structure or Capital Stock. In the event (i) that the Company shall at any time subdivide or combine its outstanding common stock, or fix a record date for payment of a dividend in common stock or other securities of the Company exercisable, convertible or exchangeable for common stock, (ii) that shares of the Company's common stock shall be changed into the same or a different number of shares of any other class or classes of common equity securities, whether by capital reorganization, reclassification, or otherwise, or (iii) of merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then upon such event Lender, as holder of the Shares, shall be entitled to the same rights as any other shareholder of the Company, and after that event, the total compensation for all equity securities held by Lender as a result of such event in a transaction pursuant to Section 4.1 or 4.2 above shall not be less than the compensation that would have been received pursuant to Section 4.1 or 4.2 for the Shares in the absence of such event.

SECTION 5. AFFIRMATIVE COVENANTS OF THE COMPANY. Until the later of the date that (i) the Note has been paid in full, and (ii) either (A) the Company's performance of its Obligations under the Put Option, or (B) the expiration of the Put Option with Lender having not exercised such Put Option, the Company agrees as follows, unless compliance with the provisions of the following subsections shall have been waived in writing by Lender (the Company's request for which shall not be unreasonably withheld):

5.1 Financial and Payroll Statements. The Company will furnish the following to Lender:

(a) As soon as available, a copy of its annual financial statements (consisting of at least a balance sheet and related statements of income, retained earnings, source and application of funds and changes in financial condition) prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and reviewed by an independent certified public accountant selected by the Company and acceptable to Lender;

(b) As soon as available, but in any event, within 120 days after the end of each fiscal year of the Company after 1999, a copy of its annual audited financial statements (consisting of at least a balance sheet and related statements of income, retained earnings, source and application of funds and changes in financial condition) prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and certified (with an unqualified opinion) by an independent certified public accountant selected by the Company and acceptable to Lender;

(c) As soon as available, but in any event, within 30 days of the end of each quarter of each fiscal year during the term hereof, unaudited interim financial statements of the Company prepared and certified by a proper accounting officer of the Company, prepared similarly to the audited statements referred to in clause (b) above (subject to normal year-end audit adjustments), reviewed by an independent certified public accountant selected by the Company and acceptable to Lender, and consisting of at least balance sheets as of the close of such period and profit and loss statements for the quarter then ended and for the period from the beginning of the fiscal year to the close of such period;

(d) Concurrent with filing, but in any event by October 30 of each year, a copy of the federal income tax return, or any request for extension of time to file same, of the Company for the current fiscal year then ended, certified by a proper financial officer of the Company;

(e) The Company's annual Cash Flow projections prepared on a quarterly basis and certified by a proper accounting officer of the Company, and delivered thirty (30) days prior to the end of each fiscal year of the Company, including a monthly capital expenditures budget and supporting maintenance schedules;

(f) As soon as available and in no event later than fifteen (15) days after the end of each quarter of each fiscal year, a copy of the Company's payroll journal prepared by the Company's payroll processing company, or if none, by the Company, as of the end of the last full payroll period of such quarter;

(g) Such other financial and other information concerning the Company as Lender shall reasonably request from time to time;

(h) (A) Promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (B) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a notice signed by the President or a principal financial officer of the Company specifying the nature thereof, what action the Company is taking or proposes to take with respect thereof and, when known, any action taken by the Internal Revenue Service with respect thereto;

5.2 Payment of Obligations. The Company will pay and discharge when due all of its Indebtedness and all Obligations, except those being contested in good faith by appropriate proceedings, and against which the Company has set up adequate reserves in accordance with generally accepted accounting principles, including, without limitation, its Obligations pursuant to Section 4.3.

5.3 Notice; Litigation. The Company shall promptly give written notice to Lender of (i) the occurrence of any Default or Event of Default, (ii) any legal, judicial or regulatory proceedings affecting the Company or any of its properties or assets in which the amount involved is material, is not covered (subject to normal deductibles) by insurance and is likely to have a material adverse effect on the business or the financial condition of the Company, (iii) any dispute between the Company and any governmental regulatory body or other Person that is likely materially to interfere with the normal business operations of the Company, (iv) any substantial damage to any material part of the Collateral, specifying the nature and extent of damage and whether such damage is being repaired in due course, or total loss or destruction of any material part of the Collateral, (v) any other action, event or condition of any nature of which it has knowledge which may have, or lead to, or result in, any material adverse effect upon the business, assets or financial condition of the Company, all taken as a whole, and (vi) the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any bankruptcy or other similar laws by, the Company.

5.4 Maintenance of Corporate Existence and Properties. The Company will (i) continue to engage in the businesses presently being operated, (ii) maintain its corporate existence and good standing in each jurisdiction in which it is required to be qualified, (iii) keep and maintain all franchises, licenses and properties useful and necessary in the conduct of its business in good order and condition, and (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets, if such failure duly to observe and conform to said requirements would have a material adverse effect or could result in criminal prosecution. The Company will notify Lender immediately if inventory changes location or is delivered into the custody of a warehouseman, bailee, or processor.

5.5 Insurance. The Company will maintain insurance in such form, in such amounts and against such risks (including, without limitation, fire and other risk insurance, public liability insurance, workers compensation) as is customarily carried by companies engaged in the same or similar businesses, operating like properties and similarly situated, plus any additional insurance, if any, required in the Related Documents or as Lender may reasonably require with respect to the Company's properties and operations. The Company will have the right to place any such insurance with any with financially sound and responsible insurance carrier licensed to do business in the State of California and acceptable to Lender, provided that in no event will such carrier have general policyholder's ratings of less than "A" or financial ratings of less than "X" as rated in the most currently available Best's Insurance Reports. At Closing, and thereafter upon the request of Lender, the Company will furnish Lender certificates of insurance in form satisfactory to Lender (as well as a copy of the policies if requested by Lender), including a stipulation that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender, and proof of payment of the premiums therefor. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loan, the Company will provide Lender with such loss payable or other endorsements as Lender may require.

Upon request by Lender, the Company shall furnish to Lender reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation, the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy. In addition, upon request of Lender (not more often than once per calendar year), the Company will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal(s) shall be paid by the Company. If the Collateral shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Company shall give prompt notice thereof to Lender.

5.6 Taxes, Charges and Liens. The Company will pay and discharge when due all of its debts and obligations, including, without limitation, all taxes, assessments, governmental charges, levies and liens, of every kind and nature, imposed upon any Collateral, upon the Company, and/or upon any of the Company's other properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge against the Company or upon any of the Company's properties, income, or profits. In the event the Company contests any such assessment, tax, charge, levy, lien or claim, the Company shall nonetheless pay the same in a timely manner and thereafter seek a refund thereof. The Company, upon the demand of Lender, shall furnish to Lender evidence of payment of such assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against the Company or the Company's properties, income or profits.

5.7 Accounts Receivable and Payable. The Company will pay its accounts payable and will maintain its accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for companies engaged in similar operations in similar jurisdictions.

5.8 Further Assurances. The Company and the Guarantors, at any time and from time to time, will execute and deliver such further instruments and take such further action as may reasonably be requested by Lender, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in, this Agreement or the Related Documents.

5.9 Inspection. The Company will permit Lender (and any person appointed by Lender to act for it and on its behalf) to examine its corporate and financial books and records and other records, books and properties and to discuss its affairs, finances and accounts with the officers of the Company and the Company's independent certified public accountants at all reasonable times and as often as may be reasonably requested by Lender.

5.10  Jobs Creation. The Company shall create twenty-five
(25) full time jobs within two years after the Closing Date on its payroll pursuant to the plan submitted as Appendix A to the HUD
Addendum.

5.11 Performance. The Company shall perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if the Company learns of the occurrence or existence of any Event of Default under this Agreement or any Related Document, or any condition, act or event that, with the giving of notice or the passage of time or both would constitute such an Event of Default.

5.12 Operations. The Company shall (i) maintain executive and management personnel with substantially the same or better qualifications and experience as the executive and management personnel as of the Closing Date; (ii) provide written notice to Lender of any change in executive and management personnel; (iii) conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including, without limitation, compliance with the Americans with Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to the Company's employee benefit plans.

5.13 Environmental Laws. The Company shall comply in all respects with all federal, state and local environmental protection laws, statutes, regulations and ordinances; shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any other Person, on property owned and/or occupied by the Company, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; and shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on the Company's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

5.14 HUD Compliance. The Company shall strictly comply with the HUD Addendum and all of the applicable requirements of HUD. Upon request of Lender, the Company shall provide a certificate acceptable to Lender, certifying the Company's compliance with the Addendum and such applicable requirements as of the date of the certificate.

5.15 Notice of Put Option. The Company shall issue the notice of the Put Option required by section 4.1 on or before September 1, 2001.

5.16  Covenants Surviving Payment of the Company's
Obligations. For a period of two years after the Closing Date, irrespective of whether the Company has any Indebtedness or Obligations to Lender pursuant to this Agreement or the Related Documents, whether Lender owns any Shares, or whether the Put Option or the Call Option remains outstanding, , unless compliance with the provisions of the following subsections shall have been waived in writing by Lender, the Company agrees as follows:

(a) As soon as available, but not later than thirty (30) days after the end of each quarter of each fiscal year, the Company will furnish to Lender a copy of the Company's quarterly California Employment Development Department Report of Wages (Form DE-6); and,

(b) Lender shall have the right, but not the obligation, to participate in any press release, public appearance, or public announcement (other than reports, filings or testimony required to be made or given to any governmental agency or judicial or legislative body) issued or made by the Company with respect to its business operations, projections, products, employment, or expansion.

5.17  Piggy-Back Registration:

(a)  Lender will be entitled to "piggy-back"
registration rights on Company registrations before the fifth anniversary of the effective date of the Company's first registration statement. Despite the foregoing statement, if such registration involves an underwriting, Lender agrees to enter into an underwriting agreement with an underwriter selected by the Company, and that, in that event, the Company and its underwriters shall have the authority, in view of market conditions, to reduce the number of shares of Lender proposed to be registered (pro rata as between holders of all of the Company's issued shares and all other holders of shares with piggy-back registration rights).

(b)  The registration expenses (exclusive of
underwriting discounts, selling commissions, and special counsel fees of more than one counsel for the selling shareholders) of one demand registration under (a) above will be borne by the Company, and all other expenses of registered offerings shall be borne pro rata among the selling shareholders and, if it participates, the Company.

Notwithstanding anything to the contrary in this Section 5, the covenant in this subsection 5.17 shall survive for as long as Lender shall own any Shares.

5.18 Location in Empowerment Zone. Within 210 days after the Closing Date, the Company's principal manufacturing operations will be located in the Empowerment Zone and will be maintained in the Empowerment Zone thereafter.

SECTION 6.  NEGATIVE COVENANTS OF THE COMPANY.

6.1 Until the later of the date that (i) the Note has been paid in full, (ii) the Reimbursement Note has been paid in full and (iii) either (A) the Company's performance of its Obligations under the Put Option, or (B) the expiration of the Put Option with Lender having not exercised such Put Option, the Company agrees as follows, unless compliance with the provisions of the following subsections shall have been waived in writing by Lender (the Company's request for which shall not be unreasonably withheld and which request will be deemed approved if not acted upon by the close of business of the tenth day after Lender receives actual written notice in the manner specified in Section 10.7):

(a)  Limitations on Contingent Liabilities.  The
Company will not create, assume or suffer to exist any liability, direct or indirect, for or in connection with the obligations, stock or dividends of any other Person, whether by guaranty, endorsement, agreement to purchase or repurchase, agreement to lease, agreement to supply or advance funds (including, without limitation, agreements to maintain working capital, solvency or other balance sheet conditions or agreements to purchase stock or make capital contributions) or otherwise, except (i) as permitted hereunder, (ii) for endorsements of instruments for collection in the ordinary course of business, and (iii) any such liability in favor of Lender.

(b) Loans and Advances. The Company will not make or permit to remain outstanding any advances, loans or extensions of credit to any Person, except accounts, instruments, documents, chattel paper and general intangibles (as defined in the UCC), arising or acquired in the ordinary course of business,

(c)  Limitations on Fundamental Changes; Disposition of
Assets. Except in connection with any merger or consolidation with another entity, the Company will not (i) cease operations or liquidate or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, lease, charter or otherwise dispose of all or any substantial part of its property, assets or business, or (iii) except in the ordinary course of business, enter into any arrangement, directly or indirectly, whereby the Company would sell or transfer any properties, either now owned or thereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property to be used for substantially the same purpose.

(d) Subordination of Claims. The Company will not subordinate or permit to be subordinated any claim against, or obligation of, another Person held or owned by it to any other claim against, or obligation of, such other Person.

(e) ERISA Compliance. The Company will not permit at any time any Plan maintained by it to:

(i) Engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended;

(ii)  Incur any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA; or

(iii) Terminate any such Plan in a manner that could result in the imposition of a lien on the property of the Company pursuant to Section 4068 of ERISA.

(f) Leases. The Company will not enter into any new leases in any year during the term hereof. During the first 180 days after the Closing Date, Lender shall not withhold consent to any new lease solely for the reason that the premises are not in the Empowerment Zone.

(g) Supply and Purchase Contracts. The Company will not enter into or be a party to any contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property shall be made, regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered.

(h)  Transactions with Affiliates and Other Persons.
The Company will not engage in any transaction with an Affiliate on terms less favorable to it than would be obtainable at the time in comparable transactions with Persons not affiliated with the Company. The Company will not incur, create or assume any commitments to make payments, whether as rental or otherwise, under any lease, rental or other arrangement, written or oral, for the use of any other Person if, under the terms of any such agreements, the amount of rentals payable thereunder is greater than the rentals presently paid by the Company.

(i) Dividends. The Company will not declare or pay any dividend (other than dividends payable solely in stock) or make any other distribution on account of, or purchase, acquire, retire, or redeem any stock of the Company whether now owned or hereafter outstanding, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion provided, however, that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if the Company is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), the Company may pay cash dividends on its capital stock to its shareholder from time to time in amounts necessary to enable the shareholder to pay income taxes and make estimated income tax payments to satisfy such shareholder's liabilities under federal and state law that arise solely from his status as shareholder of a Subchapter S corporation because of his ownership of shares of capital stock of the Company. The covenant in this subsection 6.14 will expire upon the later of the date that the Company has paid all Obligations under the Note and the date that the Put Option expires.

6.2 Until the Note and the Reimbursement Note have been paid in full, the Company agrees as follows, unless compliance with the provisions of the following subsections shall have been waived in writing by Lender (the Company's request for which shall not be unreasonably withheld and which request will be deemed approved if not acted upon by the close of business of the tenth day after Lender receives actual written notice in the manner specified in Section 10.7):

(a) Limitations on Liens. The Company will not create, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind upon any of its properties or assets, whether now owned or hereafter acquired, except (i) liens created by the Related Documents or this Agreement, (ii) liens for taxes, assessments and other governmental charges not yet payable, or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of the Company, (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business, (iv) landlords', mechanics', materialmen's, warehousemen's, carriers', vendors' or other like liens arising by operation of law in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days, or which are being contested in good faith by appropriate proceedings and against which the Company has provided adequate reserves in accordance with generally accepted accounting principles, (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Company or the value of such property, (vi) inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect, (vii) liens permitted in the Related Documents or otherwise by Lender in writing.

(b)  Investments.  The Company will not make
investments in any Person and will not purchase, create or acquire any interest in any real property..

(c)  Limitations on Fundamental Changes; Disposition of
Assets. The Company will not (i) form any new Subsidiary, (ii) enter into any merger or consolidation with any other entity,
(iii) or sell any of its accounts.

(d) Nature of Business. The Company will not (i) engage in any lines of business or business ventures other than those in which Shootout Mountain is presently engaged or that are directly related thereto or (ii) carry on its business at any location or locations other than those presently in existence for Shootout Mountain. During the first 180 days after the Closing Date, Lender shall not withhold consent to any change of location solely for the reason that the premises are not in the Empowerment Zone.

(e) Capital Expenditures. Without the waiver(s) required by this Section 6.2, the Company will not expend or enter into any commitment to expend an amount in the aggregate of $250,000.00 for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements; after an aggregate of $1,000,000.00 has been expended, without the waiver(s) required by this Section 6 the Company will not expend or enter into any commitment to expend an amount in the aggregate of $100,000.00 for such assets; and after an aggregate of $1,500,000.00 has been expended, without the waiver(s) required by this Section 6 the Company will not expend or enter into any commitment to expend an amount in the aggregate of $25,000.00 for such assets.

(f) Capital Stock. The Company shall not issue any of its capital stock or any right to acquire any of its capital stock (except for (i) shares in the Company, not to exceed 100,000 shares, issued as compensation for services performed in connection with this agreement and transaction; and (ii) private placement issuance(s) of shares in exchange for up to $11 million). The Company shall not purchase or retire any of its outstanding capital stock, or alter or amend its capital structure.

(g) Corporate Identity. The Company will not change its name, its identity as a corporation or its corporate structure.

SECTION 7.  DEFAULT.

7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

(a) Failure of the respective parties to this Agreement to pay any principal of or interest on either of the Note or to perform any of the Obligations when due or declared due;

(b) Any representation or warranty made by any of the Company in this Agreement or in any of the Related Documents or in any certificate, financial or other statement furnished by the Company pursuant hereto or thereto or in connection herewith or therewith is untrue in any material respect as of the date made or furnished;

(c) Default in the observance or performance of any of the covenants, terms or agreements of this Agreement (including, without limitation, the covenant in Section 5.10 of this Agreement regarding jobs creation), the Related Documents or any other agreements with Lender;

(d) The Company (i) is generally not paying its Indebtedness as it becomes due, (ii) fails to pay any principal of or interest on any obligation or obligations for borrowed money beyond the period of grace, if any, provided for in the instrument or agreement under which the same was created, or (iii) fails to observe or perform any other term, condition or agreement contained in any obligation or obligations for borrowed money or in any instrument or agreement evidencing, securing or relating thereto if the effect thereof is to cause or permit the holder or holders of such obligation (or a trustee or an agent on behalf of such holder or holders) to cause any such obligation to become due prior to its stated maturity;

(e)  An event of default shall occur under any of the Related Documents;

(f) Filing by the Company of a voluntary petition or any answer seeking reorganization, arrangement or readjustment of its or his debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by the Company consenting to, approving of or acquiescing in any such petition or proceeding; the application by the Company for, or the appointment by consent or acquiescence of, a receiver or trustee for the Company or for all or a substantial part of its or his property; the making by the Company of an assignment for the benefit of creditors, the inability of the Company, or the admission by the Company in writing of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within 30 days after the appointment of a receiver or trustee);

(g) Filing of an involuntary petition against the Company in bankruptcy or seeking reorganization, arrangement or readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of 30 days from such filing; or the involuntary appointment of a receiver or trustee for the Company for all or a substantial part of its or his property and such appointment remains unvacated or unopposed for a period of 10 days from such appointment; or the issuance of a writ of attachment, execution or similar process against any substantial part of the property of the Company and such writ remains unbonded or undismissed for a period of 10 days from notice to the Company of its issuance;

(h) Final judgment for the payment of money in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 days, during which execution shall not be effectively stayed;

(i) Any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs;

(j)  A trustee shall be appointed by an appropriate
United States District Court to administer any Plan of the Company, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of the Company; or

(k)  Any financial statements submitted pursuant to
Section 5.1 hereof reflect a material deterioration in the financial condition of the Company from the financial condition reflected on the latest prior financial statements submitted to Lender.

7.2 Optional Acceleration. Upon the occurrence of any Event of Default set forth in Subsection 7.1(a), (b), (c), (d),
(e), (h), (i), (j), or (k), any obligation of Lender to extend credit to the Company pursuant hereto shall immediately terminate and the holder of the Note, at its option, without notice to the Company, may declare the principal of and interest accrued on the Note to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest or notice of any kind (except notice required pursuant to this Agreement or otherwise by law), all of which are hereby waived; provided, however, that Lender shall give telegraphic or written notice to the Company promptly after taking any such action.

7.3 Automatic Acceleration. Upon the occurrence of any Event of Default set forth in Subsection 7.1(f) or (g) hereof, the principal of and interest accrued on the Note shall be immediately and automatically due and payable without notice or demand of any kind, and the same shall be due and payable immediately without any presentment, acceleration, demand, protest, notice of acceleration, notice of protest or notice of any kind (except notice required pursuant to this Agreement or otherwise by law), all of which are hereby waived.

SECTION 8.  COVENANTS OF LENDER.

8.1 Mutual Release. At the Closing, Lender shall execute the Mutual Release in the form of Exhibit 8.1, which shall be immediately effective.

8.2 Transfer of Assets. At the Closing, Lender shall assign and transfer to the Company any and all rights, interest and title that it may have to the Collateral, including but not limited to any of the assets described in the UCC-1 financing statement attached hereto as Exhibit 8.2(i) and any and all claims for theft, loss or damage to items located at 14600 South Main Street, Gardena, California, provided that nothing in this section shall be regarded as impairing any security interest that Lender has in the Collateral. Said assignment and transfer shall be in the form of Exhibit 8.2(ii)

SECTION 9.  CLOSING

9.1  Fixing the Closing Date.  On or before March 1,
2000, the Company shall notify Lender that the Company has satisfied or is in a position to satisfy all conditions to Closing for the benefit of Lender. If the Company has not given such notice by such date then this Agreement shall expire and thereafter Lender shall not have any obligation under this Agreement. If the Company gives such notice by such date, then within two days after receipt of such notice Lender shall give notice to the Company specifying a Pre-Closing Date (which shall be not less than 1 nor more than 3 business days prior to the scheduled Closing Date) and a Closing Date for the closing and funding of the loans.

9.2 Failure to Close. As a condition precedent to the obligations of all parties under this Agreement, the Closing shall have occurred on or before March 8, 2000. If the Closing has not occurred by not later than such date, then, provided Lender is not in material default of this Agreement, Lender's obligations under this Agreement shall terminate and thereafter Lender shall not have any obligation under this Agreement. If the Closing has not occurred by such date, and provided he Company is not in default under this Agreement, the Company may terminate this Agreement by notice of such termination given to Lender, and thereafter the only obligation of the Company under this Agreement shall be to reimburse Lender for all reimbursable costs incurred by Lender in connection with this Agreement to the extent such costs have not been paid or reimbursed, previously, by the Company.

9.3  Pre-Closing.

(a) The Pre-Closing will commence at 9:00 a.m., Los Angeles time, on the date established pursuant to Section 8.1 above, at the office of Lender. The Pre-Closing shall be used solely to allow Lender to collect and receive all documents, instruments and other matters to be delivered by or on behalf of the Company excluding recordation and filing of instruments, and to determine whether or not all conditions to Closing have been satisfied (except the recordation and filing of instruments).

(b) Excluding funding of the loans and recordation and filing of documents and instruments as contemplated by this Agreement, the parties shall review, complete and deliver such other instruments and matters as may be necessary or reasonably advisable to effectuate the closing of the loans under this Agreement.

(c) Lender shall hold until the Closing all instruments, documents and other matters delivered at the Pre-Closing, and shall distribute as appropriate copies thereof on or as soon as reasonably possible after the Closing.

9.4  Documents to Be Delivered at Pre-Closing.

9.4.1  Documents to Be Delivered by the Company.
The Company shall deliver or cause to be delivered to Lender at the Pre-Closing the following:

(a) All the documents required or contemplated hereunder from and executed by the appropriate parties, including the Related Documents.

(b) The following certificates and documents, in form and substance satisfactory to Lender:

(i) A certificate of the Chairman of the Board of Directors, the President, any Vice President or other officer of the Company responsible for financial and accounting matters, to the effect set forth in Section 5.1 hereof and to the further effect that (i) the Company has performed or complied with all of its covenants and agreements required by this Agreement and the Related Documents to have been performed or complied with, and
(ii) that all of the Company's representations and warranties in
Section 2 of this Agreement are true and correct in all material respects;

(ii) Properly certified resolutions, duly authorizing the execution and delivery of this Agreement and the Related
Documents, and all documents Lender may reasonably request relating to the existence and good standing of the Company and to the authorization, execution and delivery of this Agreement, the Related Documents and other matters relevant hereto;

(iii) The articles of incorporation of the Company as in effect on the Closing Date, certified by the Delaware Secretary of State as of a date no more than thirty (30) days prior to the Closing Date, a properly certified copy of the organizational resolutions and bylaws of the Company as in effect on the Closing Date, a Certificate of Good Standing issued by the Secretary of State of Delaware with respect to the Company as of a date no more than thirty (30) days prior to the Closing Date;

(iv) A list and summary of all pending or threatened litigation against the Company certified by one of the officers specified in Subsection 9.4(b)(1) hereof;

(v) A copy of the most recent federal income tax return of the Company, or a statement certified by a proper financial officer of the Company that there is no tax return;

(vi) A copy of evidence of insurance coverage in form, scope and substance satisfactory to Lender and otherwise meeting the other requirements of Section 5.5 of this Agreement;

(vii) A draft of an opinion of counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to Lender, stating:

(A) the Company has been duly organized and is validly existing in good standing under the laws of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in California;

(B)  the Company's authorized capital stock;

(C) the Shares have been duly authorized and validly issued to Lender and are fully paid and nonassessable;

(D) the Company has the corporate power and authority to enter into and perform the Agreement and to issue and deliver the Shares and the Note to Lender, and that the execution, delivery and performance of the Agreement, including the issuance and delivery of the Shares and the Note, have been duly authorized by all requisite corporate action, and the Agreement and the Note have been duly executed and delivered by the Company;

(E) the Agreement is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms;

(F) the Company has valid and unencumbered title to the assets transferred by Lender, Shootout Mountain and Guarantors pursuant to Section 8.2 and paragraphs (c) and (e) of this Section 9.4;

(G) the execution and delivery of the Agreement and Note, the performance by the Company of their terms and the issuance of the Shares do not conflict with or result in a violation of the Company's Certificate of Incorporation or Bylaws or of any agreement, instrument, order, writ, judgment or decree known to counsel to which the Company is a party or is subject;

(H) no approval, authorization or other action by, or filing with, any governmental authority, is required in connection with the execution and delivery by the Company of the Agreement and the Note and the issuance of the Shares; and

(I) no registration of the Shares or the Note under the Securities Act of 1933, and no qualification of an Indenture in respect of the Note under the Trust Indenture Act of 1939, is required in connection with the offering, issuance, sale and delivery of the Shares and Note under the circumstances contemplated by the Agreement.

(c) Evidence that Shootout Mountain has assigned and transferred, or at the Closing will transfer, to the Company its right, title and interest to any and all of its assets, including, without limitation, the assets described in Section
8.2.  Said assignment and transfer shall be in the form of Exhibit 9.4(c).

(d) Payment, or adequate arrangement for payment on or before the Closing Date, to Lender of the Company's pro rata share of monthly expenses paid by Lender with respect to premises of Shootout Mountain on the basis of a 30-day month as of the date of Closing.

(e) Evidence that Guarantors have transferred, or at the Closing will transfer or have taken all steps necessary to transfer, all rights in the mark "H BAR C RANCHWEAR" to the Company. Said transfer shall be in the form of Exhibit 9.4(e).

(f)  the Mutual Release, executed by Shootout Mountain and Guarantors.

9.4.2  Documents to Be Delivered by Lender.

(a)  Exhibit 8.1.

(b)  Exhibit 8.2(ii).

9.5 The Closing. The Closing will commence at 9:00 a.m., Los Angeles time, on the date for closing (the "Closing
Date") established pursuant to Section 9.1 above, at the offices of Lender, set forth in Section 10.7 below. During the Closing the following shall occur:

(a) All of the instruments to be delivered to Lender by or on behalf of the Company shall be delivered to Lender, and all documents and instruments so delivered shall be deemed to have been duly executed and delivered.

(b) All of the instruments to be delivered by Lender to the Company shall be so delivered by Lender, and all documents and instruments so delivered so shall be deemed to have been duly executed and delivered.

(c) Delivery of a certificate or certificates representing the Shares, registered in the name of Lender. Lender acknowledges that this certificate to be issued to Lender by the Company will bear any legend required to comply with applicable state or federal securities laws.

(d) The Company shall pay to Lender in immediately available funds the sum of Twenty-Five Thousand Dollars ($25,000.00).

(e) Lender may take such action as Lender deems appropriate to cause all instruments to be recorded or filed in Los Angeles County to be so recorded and filed, and to cause all instruments to be filed in the office of the Secretary of State of California to be so filed.

(f) The opinion of counsel described in subsection 9.4(b)(vii) shall be delivered to Lender.

(g) Evidence that all of the assets of Shootout Mountain have been transferred to the Company.

(h) Evidence that Guarantors have transferred, or have taken all steps necessary to transfer, to the Company all of their rights, title and interest in the mark "H BAR C RANCHWEAR".

9.6 Post-Closing Matters. If the Closing occurs, then following the Closing the parties shall cooperate reasonably and in good faith to complete any matter not completed at Closing; to provide, execute and deliver any documents and instruments required to be delivered on or before Closing but which were not so delivered; to execute and deliver such additional documents as may be reasonably advisable or necessary to complete the transactions contemplated by this Agreement as to have been completed at Closing; and, Lender shall provide to the Company at least one complete set of true and conformed photocopies of all documents and instruments delivered at Closing, with recording and filing data shown on documents which are recorded or filed.

SECTION 10.  MISCELLANEOUS.

10.1 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

10.2 Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the delivery of the Related Documents and the making and renewal thereof.

10.3 Successors. This Agreement shall be binding upon the Company and its successors, assigns, heirs and legal representatives, and shall inure to the benefit of Lender and its successors and assigns. The Company shall have no right to assign any rights or obligations under this Agreement, any Related
Document, or any interest therein, without the prior written consent of Lender.

10.4 Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.5 Severability. In case any one or more of the provisions contained in this Agreement or in any of the or any other documents executed in connection therewith or herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

10.6 Expenses; Documentary Taxes. The Company will pay (i) all out-of-pocket expenses of Lender, including reasonable fees, expenses and disbursements of Lender's counsel, accountants and other professionals (including outside counsel fees, and all allocated costs of Lender's in-house counsel) in connection with the enforcement, operation and administration of this Agreement or any waiver or amendment of any provision hereof, including any inspection pursuant to Section 5.9 hereof; and (ii) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel, accountants and other professionals employed by Lender in connection with any and all collection efforts. The Company agrees to indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company of this Agreement, the Related Documents and any documents executed in connection therewith.

10.7 Notices. All notices, requests and demands shall be in writing, shall be personally delivered or deposited into the United States Mail, postage prepaid, or sent by telefacsimile with receipt confirmed by telephone, and shall be addressed to the respective parties hereto as follows:

If to the Company, to

H BAR C, INC.
14600 South Main Street
Gardena, CA  90248
Attn:  Mr. Richard Stahl
Fax no.:  (516) 338-7772

With a copy for informational
Purposes to:

Mr. Richard Stahl
118 Murray Avenue
Port Washington, NY  11050
Fax no.:  (516) 338-7772

With a copy for informational
Purposes to:

John G. Clancy, Esq.
777 Main Avenue, Suite 209
Durango, CO  81301
Fax no.:  (970) 385-4991

or to such other address as the Company shall have furnished to the Lender in writing; and

If to Lender, to

Los Angeles Community Development Bank
(Not a Commercial Bank)
5312B South Vermont Avenue
Los Angeles, CA  90037
Attn:  Rena M. Haviland, Esq.
Fax no.:  (323) 759-7750

With a copy for informational
Purposes to:

Barbosa Garcia & Sistos LLP
801 South Grand Avenue, Suite 300
Los Angeles, CA  90017
Attn:  Michael L. Kadish, Esq.
Fax no.:  (213) 612-8085

or at such other address as the Lender shall have furnished to the Company in writing.

10.8 Controlling Document. In the event of actual conflict in the terms and provisions of this Agreement and the Related
Documents, the terms and provisions of this Agreement will control.

10.9 Indemnification. The Company shall indemnify and hold Lender harmless, and shall defend Lender through counsel selected by Lender at the Company's sole cost and expense, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and fees, disbursements and expenses of attorneys, accountants and other professional advisors) imposed on or incurred by Lender, relating to, resulting from or arising out of any inaccuracy in any representation or warranty made by the Company or any breach or nonfulfillment of any covenant, agreement or other obligation of the Company under this Agreement, the Related Documents, or any documents related thereto.

10.10 Amendment. This Agreement may not be amended except in writing signed by the Company and Lender.

10.11 Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

10.12  Governing Law.  This Agreement and the Related
Documents shall be governed by, construed and interpreted in accordance with the laws of the State of California, except to the extent that the federal laws of the United States of America may apply.

10.13 Submission to Jurisdiction. The Company consents to consent to the jurisdiction of any state or federal court located within the County of Los Angeles, State of California and hereby waives personal service of any and all process upon it or him and consents that all such service of process may be made by certified mail directed to it at the address stated in Section 10.7 hereof, and service so made to the Company shall be deemed to be completed five days after the same shall have been posted to the above-described address by the agent as described below.

10.14 Time of the Essence. Time is of the essence in the payment and performance by the Company of each and all of its covenants, obligations and duties under this Agreement, and in payment of amounts due pursuant to the Note and the Put Option.

10.15 Represented by Counsel. The Company has been represented by independent counsel, and it and its counsel have fully investigated (or have had the opportunity to fully investigate) all material facts relating to the transactions contemplated by this Agreement.

10.16 Attorneys' Fees. Should any party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of an alleged breach of any provision of this Agreement or of any of the Related Documents, or if the defense of any action between the parties is based upon this Agreement or any of the Related Documents, the prevailing party shall be entitled to recover from the losing party or parties such amount as the court may adjudge to be reasonable attorneys' fees for services rendered to the prevailing party in such action or proceeding. The term "prevailing party" as used in this paragraph shall include, without limitation, any party who is made a defendant in litigation in which either or both damages and other relief may be sought against such party and a final judgment or dismissal or decree is entered in such litigation in favor of such party defendant. Attorneys' fees recoverable by Lender shall include the reasonable value of the services of any employee attorney or so-called "in-house" attorney of Lender.

10.17 Exhibits. All exhibits attached hereto and referred to herein are hereby incorporated herein as though set forth herein in their entirety.

10.18  Waiver of Right to Jury Trial.  THE COMPANY AND LENDER
EACH HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THE INDEBTEDNESS, THIS
AGREEMENT OR ANY RELATED DOCUMENT.

THE COMPANY ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND, HAVING THE BENEFIT OF THE ADVICE OF COUNSEL, THE
COMPANY AGREES TO ALL OF ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be duly executed in Los Angeles, California, as of the Closing Date.

LOS ANGELES COMMUNITY
DEVELOPMENT BANK (Not a
Commercial Bank)


By: /s/  Estevan Valenzuela
Name: Estevan Valenzuela
Title: Chief Operating Officer

- LENDER -

H BAR C, INC.


By: /s/  Richard Stahl
Name: Richard Stahl
Title: President

- THE COMPANY -

AGREED AND ACCEPTED:

SHOOTOUT MOUNTAIN OUTFITTERS AND DRY GOODS, INC.


By: /s/  Mary-Elizabeth D. Wallenius
Name:  Mary-Elizabeth D. Wallenius
Title:    President

By: /s/  Roger Cook
Name:  Roger Cook
Title:  Secretary/Treasurer



MARY-ELIZABETH D. WALLENIUS
/s/  Mary-Elizabeth D. Wallenius



ROGER COOK
/s/  Roger Cook

EXHIBITS

1.2(12)  City of L.A. Supplemental Empowerment Zone
1.2(24)  Note
1.2(32)  Reimbursement Note
1.2(35)  Security Agreement
4.1      Notice of Exercise of Put Option
4.2      Notice of Exercise of Call Option
8.1      Mutual Release
8.2(i)   UCC-1 Financing Statement
8.2(ii)  Assignment and Transfer of Lender
9.4(c)   Assignment and Transfer of Shootout Mountain
9.4(e)   Assignment and Transfer by Guarantors